EXHIBIT 99.1

June 6, 2008

Ivanhoe Energy to raise funds through

Special Warrants Private Placement

CALGARY, CANADA — Ivanhoe Energy Inc. (the "Company") (TSX: IE; NASDAQ: IVAN), intends to raise up to Cdn.$50 million by way of a private placement of special warrants convertible into common shares of the Company. The funds to be raised will be used by the Company to make the initial payment of Cdn.$30 million required under the Company's agreement with Talisman Energy Canada to acquire Talisman's interests in three leases in the Athabasca oil sands region in the Province of Alberta, Canada, which was announced on May 29, 2008, and for working capital purposes. Subject to regulatory approval and satisfaction of all conditions precedent, the private placement is expected to close contemporaneously with the closing of the acquisition of the oil sand leases.

The securities offered will not be or have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning the Company's intention to raise up to Cdn.$50 million by way of a private placement of special warrants convertible into common shares and its agreement with Talisman to acquire all of Talisman's working interest in three oil sand leases and other statements which are not historical facts. When use in this document, the words such as "could", "plan", "estimate", "anticipate", "intend", "may", "potential", "should", and similar expressions relating to matters that are not historical facts are forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual result to differ from these forward-looking statements include the possibility that the company will be unable to raise financing or that the conditions of the closing of the transaction with Talisman are not fulfilled and other risks disclosed in Ivanhoe Energy's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.